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                                                                      EXHIBIT 11

                        THE GENERAL CHEMICAL GROUP INC.
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                  (UNAUDITED)

Earnings per share were calculated as follows:

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                            ------------------------
                                                                            1997                1998
                                                                            ----                ----

Basic

    Total income used for basic
     earnings per share................................................    $  11,714         $    9,861
                                                                           =========         ==========

    Weighted average common shares
     outstanding.......................................................       22,311             21,049

    Basic earnings per common share...................................     $     .53         $      .47
                                                                           =========         ==========

Diluted

    Total income used for diluted
     earnings per share................................................    $  11,714         $    9,861
                                                                           =========         ==========

    Weighted average common shares
     outstanding.......................................................       22,311             21,049

    Weighted average common
     equivalent shares.................................................          992                977
                                                                           ---------         ----------

    Weighted average common and
     common equivalent shares..........................................       23,303             22,026
                                                                           =========         ==========

    Diluted earnings per common share
     and common equivalent share.......................................    $     .50         $      .45
                                                                           =========         ==========

-----------------

All prior period per share figures have been restated in accordance with FAS
128.


                                      -13-


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